     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1994

                                                       Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               ------------------

                           AVERY DENNISON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                    95-1492269
   (State or Other Jurisdiction                       (I.R.S. Employer
 of Incorporation or Organization)                   Identification No.)

150 NORTH ORANGE GROVE BOULEVARD
   PASADENA, CALIFORNIA                                     91103
(Address of Principal Executive Offices)                  (Zip Code)

                               ------------------


                    THE 1990 STOCK OPTION AND INCENTIVE PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION

            THE 1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION

        THE AMENDED 1973 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION

                               ------------------

                                                       Copy to:

     ROBERT G. VAN SCHOONENBERG, ESQ.           ROBERT A. KOENIG, ESQ.
     VICE PRESIDENT, GENERAL COUNSEL               LATHAM & WATKINS
              AND SECRETARY                     633 WEST FIFTH STREET
        AVERY DENNISON CORPORATION                    SUITE 4000
     150 NORTH ORANGE GROVE BOULEVARD       LOS ANGELES, CALIFORNIA 90071
        PASADENA, CALIFORNIA 91103                  (213) 485-1234
              (818) 304-2000

(Name, Address, Including Zip Code,
and Telephone Number, Including
Area Code, of Agent for Service)


                        Calculation of Registration Fee

- --------------------------------------------------------------------------------------------------
                                                                      Proposed
                                  Amount          Proposed            Maximum
                                of Shares         Maximum            Aggregate         Amount of
Title of Each Class of             to be        Offering Price        Offering       Registration
Securities to be Registered     Registered      Per Share (2)          Price              Fee
- -------------------------------------------------------------------------------------------------
Common Stock
$1.00 par value (1)               2,750,000        $30.5625        $81,259,291.00    $28,021.00
                                                      and
                                                   $29.1875
Preferred Share
Purchase Rights (3)               2,750,000           (3)                (3)            $100.00

(Cover continued on next page)

(1) The 1990 Stock Option and Incentive Plan For Key Employees of Avery Dennison Corporation (the "1990 Plan") authorizes the issuance of a maximum of 7,950,000 shares. However, 5,200,000 of the shares which may ultimately be issued upon exercise of options have already been registered under the 1990 Plan, the 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees of Avery Dennison Corporation (the "1988 Plan") and the Amended 1973 Stock Option and Stock Appreciation Rights Plan for Key Employees of Avery Dennison Corporation (the "1973 Plan") pursuant to Form S-8 Registration Statements Nos. 2-47617, 2-60937, 2-82207, 33-3637, 33-27275
    and 33-41238. The 1973 Plan expired on March 31, 1988, and no further stock options or stock appreciation rights may be granted under the 1988 Plan. Only the 2,750,000 newly authorized shares under the 1990 Plan are being newly registered hereunder, of which 722,666 are subject to presently outstanding options.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (1) the exercise price per share ($30.5625) of outstanding options for 722,666 shares and (2) for the remaining 2,027,334 shares, upon the average of the high and low prices for the Company's Common Stock on the composite tape for the New York Stock Exchange on June 28, 1994.

(3) Rights are attached to and trade with Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

       The contents of the Registration Statement on Form S-8 (Registration No. 33-41238) of Avery Dennison Corporation (the "Company") relating to 1,200,000 shares of the Company's Common Stock which may be issued under the 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation, the 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees of Avery Dennison Corporation and the Amended 1973 Stock Option and Stock Appreciation Rights Plan for Key Employees of Avery Dennison Corporation is incorporated by reference herein in its entirety.


Item 8.  Exhibits

       3.2 Bylaws, as amended. Incorporated by reference to Exhibit 3.2 to Registrant's 1992 Annual Report on Form 10-K.

       4.9 Amendment No. 1 to 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation (the "1990 Plan"). Incorporated by reference to Exhibit 10.19.3 to Registrant's 1993 Annual Report on Form 10-K.

       4.10 Form of Non-Qualified Stock Option Agreement for use under the 1990 Plan. Incorporated by reference to Exhibit 10.19.1 to Registrant's 1991 Annual Report on Form 10-K.

       4.11 Form of Incentive Stock Option Agreement for use under the 1990 Plan. Incorporated by reference to Exhibit 10.19.2 to Registrant's 1991 Annual Report on Form 10-K.

       4.12 Form of Incentive Stock Option Agreement for use under the 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees of Avery Dennison Corporation. Incorporated by reference to Exhibit 10.2.2 to Registrant's 1991 Annual Report on Form 10-K.

       5.1      Opinion of Latham & Watkins.

       23.1     Consent of Coopers & Lybrand.

       23.2     Consent of Latham & Watkins (included in Exhibit 5.1).

       24       Power of Attorney (page 4).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 30th day of June, 1994.

                                        AVERY DENNISON CORPORATION

                                        By:       /s/ R. GREGORY JENKINS
                                           ___________________________________
                                                    R. Gregory Jenkins
                                              Senior Vice President, Finance
                                                and Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles D. Miller, Philip M. Neal and R. Gregory Jenkins, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


     SIGNATURE                  TITLE                      DATE
     ---------                  -----                      ----
  /s/ CHARLES D. MILLER         Chairman and Chief         June 30, 1994
- -------------------------        Executive Officer;
    Charles D. Miller            Director


   /s/ PHILIP M. NEAL           President; Director        June 30, 1994
- --------------------------
      Philip M. Neal


  /s/ R. GREGORY JENKINS        Senior Vice President,     June 30, 1994
- --------------------------       Finance and Chief
     R. Gregory Jenkins          Financial Officer
                                 (Principal Financial
                                 Officer)


   /s/ THOMAS E. MILLER         Vice President and         June 30, 1994
- --------------------------       Controller (Principal
      Thomas E. Miller           Accounting Officer)


   /s/ R. STANTON AVERY         Founder and Chairman       June 30, 1994
- --------------------------       Emeritus; Director
    R. Stanton Avery


   /s/ H. RUSSELL SMITH         Chairman of the Executive  June 30, 1994
- --------------------------       Committee; Director
    H. Russell Smith


     SIGNATURE                  TITLE                      DATE
     ---------                  -----                      ----

/s/ DWIGHT L. ALLISON, JR.      Director                   June 30, 1994
- --------------------------
  Dwight L. Allison, Jr.


    /s/ JOHN C. ARGUE           Director                   June 30, 1994
- --------------------------
     John C. Argue


    /s/ JOAN T. BOK             Director                   June 30, 1994
- --------------------------
      Joan T. Bok


   /s/ FRANK V. CAHOUET         Director                   June 30, 1994
- --------------------------
    Frank V. Cahouet


   /s/ F. DANIEL FROST          Director                   June 30, 1994
- --------------------------
    F. Daniel Frost


  /s/ RICHARD M. FERRY          Director                   June 30, 1994
- --------------------------
    Richard M. Ferry


   /s/ PETER W. MULLIN          Director                   June 30, 1994
- --------------------------
   Peter W. Mullin


  /s/ SIDNEY R. PETERSEN        Director                   June 30, 1994
- --------------------------
   Sidney R. Petersen


  /s/ JOHN B. SLAUGHTER         Director                   June 30, 1994
- --------------------------
   John B. Slaughter


/s/ LAWRENCE R. TOLLENAERE      Director                   June 30, 1994
- --------------------------
 Lawrence R. Tollenaere

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